UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 25, 2011

CYBERDEFENDER CORPORATION
(Exact name of Company as specified in Charter)

Delaware	333-138430	65-1205833
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

617 West 7th Street, Suite 1000
Los Angeles, California 90017
 (Address of Principal Executive Offices)

213-689-8631
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The following discussion provides only a brief description of the agreements and instruments described below.  The discussion is qualified in its entirety by the full texts of the agreements and instruments.

By way of background, as previously disclosed in a Form 8-K filed with the Securities and Exchange Commission on December 13, 2010, effective as of December 3, 2010, CyberDefender Corporation (the “Company”) and GR Match, LLC (“GRM”) entered into a Revolving Credit Loan Agreement (the “Revolving Credit Loan Agreement”) pursuant to which GRM has made available to the Company a secured revolving credit facility in the principal amount not to exceed $5,000,000 (the “Revolving Credit Facility”).  The Revolving Credit Facility was subject to the terms and conditions set forth in: (i) the Revolving Credit Loan Agreement; (ii) a Revolving Credit Note, dated December 3, 2010, payable by the Company to the order of GRM in the principal amount of $5,000,000 (the “Revolving Credit Note”); and (iii) a Security Agreement executed by the Company in favor of GRM, effective as of December 3, 2010 (the “Security Agreement” and, together with the Revolving Credit Loan Agreement and the Revolving Credit Note, collectively, the “Revolving Credit Facility Documents”).   Pursuant to the terms and conditions of the Revolving Credit Facility Documents, GRM has advanced funds to the Company, and the Company has used the funds solely for the Company’s payments of amounts owing to GRM pursuant to the Media and Marketing Services Agreement, dated March 24, 2009, by and between the Company and GRM, as amended (the “Media Services Agreement”).

Effective as of February 25, 2011, the Company and GRM entered into a Loan Modification Agreement (the “Loan Modification Agreement”) pursuant to which the Company and GRM agreed to convert the existing indebtedness evidenced by the Revolving Credit Facility Documents to indebtedness that is convertible into shares of the Company’s common stock. Pursuant to the Loan Modification Agreement, the Company and GRM agreed: (i) to amend and restate the Revolving Credit Note on the terms and conditions of an Amended and Restated Nine Percent (9%) Secured Convertible Promissory Note made as of February 25, 2011, and due March 31, 2012 (the “Amended and Restated Note”); (ii) that the entire outstanding indebtedness under the Revolving Credit Facility will be repaid in accordance with the terms and conditions of the Amended and Restated Note; and (iii) that the Revolving Credit Agreement is replaced and superseded in its entirety by the Loan Modification Agreement.

The principal amount of the Amended and Restated Note is $5,700,733.94. Simple interest on the aggregate unconverted and outstanding principal amount of the Amended and Restated Note at the rate of 9% per annum is payable by the Company to GRM on the first day of each calendar quarter during the term of the Amended and Restated Note. At any time, and until it is paid in full, the Amended and Restated Note may be converted by GRM to shares of the Company’s common stock, in whole or in part and from time to time. The Conversion Price is the lower of $2.20 or a price which is equal to the lowest Volume Weighted Average Price (as that term is defined in the Amended and Restated Note) for any five consecutive Trading Day (as that term is defined in the Amended and Restated Note) period ending on or prior to March 31, 2011, and subject to adjustment as set forth in the Amended and Restated Note. GRM has additional rights in the event of certain “fundamental transactions,” as that term is defined in the Amended and Restated Note, including a merger or consolidation of the Company or a sale of all or substantially all of the Company’s assets.

With respect to conversion, the Loan Modification Agreement provides that GRM has certain “piggyback” and demand rights with respect to shares of the Company’s common stock issued upon conversion of the Amended and Restated Note.

The Amended and Restated Note: (i) provides for a reduction in the Conversion Price in the event of a “Dilutive Issuance” (as that term is defined in the Amended and Restated Note) during the period from February 25, 2011 through June 30, 2011, but in no event reduced to an amount less than $1.75; and (ii) permits the Company, in order to cause the stockholder approval requirements of the NASDAQ Marketplace Rules (as that term is defined in the Amended and Restated Note) not to apply to a Dilutive Issuance, to limit the amount of the reduction to the Conversion Price upon a Dilutive Issuance and pay GRM an amount calculated in accordance with the provisions of the Amended and Restated Note.

Pursuant to the Security Agreement, the Company granted to GRM a second lien priority security interest in all of the Company’s assets subject only to liens existing on the original issue date in favor of GRM under: (i) the 9% Secured Convertible Promissory Note, dated March 31, 2010, in the original amount of $5,300,000, issued by the Company in favor of GRM (the “Senior Promissory Note”); (ii) the Loan and Securities Purchase Agreement, dated as of March 31, 2010, by and between the Company and GRM (the “Loan and Securities Purchase Agreement”); and (iii) the Security Agreement, dated as of March 31, 2010, executed by the Company in favor of GRM (collectively, the “Senior Loan Documents”).  The Amended and Restated Note provides that the Security Agreement and the liens created under the Security Agreement remain in full force and effect and secure the Company’s obligations under the Amended and Restated Note, and that the Company’s indebtedness and obligations to GRM under the Amended and Restated Note are subordinated to the Company’s indebtedness to GRM under the Senior Loan Documents.

Upon an Event of Default (as that term is defined in the Amended and Restated Note), the interest rate on the outstanding principal balance and all other amounts due and owing under the Amended and Restated Note will increase to 15% per annum and the full principal amount, together with all accrued but unpaid interest, is due and payable in cash.

The Loan Modification Agreement provides that, upon an Event of Default (as that term is defined in the Loan Modification Agreement) GRM also has the right, but not the obligation, in GRM’s sole discretion and at the Company’s sole cost and expense, but subject to approval by a majority of the independent directors of the Company’s Board of Directors (the “Board”), which approval will not be withheld unreasonably, to require the Company to retain a consultant or hire a Company executive who would be senior to the Company’s Chief Executive Officer and Chief Financial Officer (the “Senior Business Advisor”).  The Senior Business Advisor would oversee the management and operations of the Company, subject to the direction of the Company’s Board of Directors.  The Senior Business Advisor would report directly to the Board, and the Company’s existing senior management would report to the Senior Business Advisor during the tenure of the Senior Business Advisor, which would be only for the duration of the Event of Default.  The Company would: (1) invite the Senior Business Advisor to attend all meetings of the Board in a nonvoting observer capacity and would give the Senior Business Advisor copies of all notices, minutes, consents and other materials that the Company provides to its directors and officers at the same time and in the same manner as they are provided to the directors and officers; and (2) provide the Senior Business Advisor with access to all financial information of the Company; provided, however, that the Senior Business Advisor will agree to hold in confidence and trust all information so provided and provided further that the Company will reserve the right to withhold any information and to exclude the Senior Business Advisor from any Board meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel.

Item 1.01             Entry into a Material Definitive Agreement

The following discussion provides only a brief description of the agreements and instruments described below.  The discussion is qualified in its entirety by the full texts of the agreements and instruments.

In connection with the matters described above, effective as of February 25, 2011, the Company and GRM entered into a second amendment to the Senior Promissory Note (the “Second Amendment”).  Pursuant to the Second Amendment, Section 1 of the Senior Promissory Note was amended and restated to provide that the Original Conversion Price (as that term is defined in the Senior Promissory Note) shall be $2.20.

In connection with the matters described above, effective as of February 25, 2011, the Company and GRM entered into a limited waiver of the provisions of Section 4.13 of the Loan and Securities Purchase Agreement (the “Waiver”). Pursuant to the Waiver, GRM agreed to a one-time waiver of its right to participate in a Qualified Common Stock Offering (as that term is defined in the Waiver) that closes on or before June 30, 2011.

In connection with the matters described above, effective as of February 25, 2011, the Company and GRM entered into a Fifth Amendment to the Media Services Agreement (the “Fifth Amendment”) which amends and restates Section 2.2 of the Media Services Agreement to provide that the Company shall reimburse GRM for certain Media Costs (as that term is defined in the Media Services Agreement) no later than 30 days following the Company’s receipt of the applicable GRM invoice.

On February 28, 2011, the Company issued a public announcement of the matters described above.

Item 9.01             Financial Statements and Exhibits

Exhibit 99.1	Loan Modification Agreement
Exhibit 99.2	Amended and Restated Note
Exhibit 99.3	Second Amendment
Exhibit 99.4	Waiver
Exhibit 99.5	Fifth Amendment
Exhibit 99.6	Public Announcement issued February 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 1, 2011

CYBERDEFENDER CORPORATION

By:	/s/ Kevin Harris
Kevin Harris, Chief Financial Officer